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                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Accountants" in the Registration Statement on Form S-3 and related Prospectuses of Lehman Brothers Holdings Inc. (formerly Shearson Lehman Brothers Holdings Inc., the "Company") for the registration of $3,500,000,000 of Debt Securities and in post effective amendments to the Registration Statements on Form S-3 (File Nos. 33-65674, 33-49062, 33-46146, 33-40990 and 33-3663) and to the
incorporation by reference therein of our report dated February 3, 1994, except for Note 2, as to which the date is April 4, 1994 with respect to the consolidated financial statements and schedules of Lehman Brothers Holdings Inc. and Subsidiaries included in its Current Report (Form 8-K) dated April 14, 1994, which supersedes in its entirety the consolidated financial statements and schedules included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1993, both filed with Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
New York, New York
November 23, 1994